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                                                                   Exhibit 23.03

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Exodus Communications, Inc. on Form S-4 of our report dated April 8, 1999 (April 21, 1999 as to Note
9) relating to the consolidated financial statements of Cohesive Technology Solutions, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, appearing elsewhere in this Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ Deloitte & Touche LLP
San Jose, California
May 27, 1999